Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2018, in Amendment No. 1 to the Registration Statement (Form S-1/A No. 333-223743) and related Prospectus of ForeScout Technologies, Inc., for the registration of 5,072,650 shares of its common stock.
/s/ Ernst & Young LLP
San Francisco, California
March 19, 2018